UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 25, 2009

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K/A

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

This Form 8-K/A amends and supplements the current report on Form 8-K filed by Nautilus, Inc, a Washington corporation (the “Company”), on September 29, 2009, to report the Company’s commitment to a plan to divest itself of all of the assets, liabilities and ongoing operations of its commercial business, which plan was approved at a meeting of the Board of Directors held on September 25, 2009. This Form 8-K/A is being filed to disclose the estimates required by Item 2.05 of Form 8-K.

On December 29, 2009, the Company completed the sale of certain assets of its StairMasterTM and SchwinnTM Fitness product lines and, on February 19, 2010, the Company completed the sale of certain assets of its NautilusTM commercial equipment product lines, all of which were consistent with its previously announced planned divestiture of its commercial division.

On March 2, 2010, the Company made a final determination of estimated disposal costs associated with divestiture of the commercial business. The Company further determined that it expects to incur total charges of $13.5 million in connection with the divestiture of its commercial business and, of these charges, $4.0 million are expected to be cash charges and $9.5 million are expected to be non-cash charges.

The major types and timing of charges expected to be incurred are as follows:

DESCRIPTION	AMOUNT		TYPE	TIMING OF CHARGES

Asset disposal losses	$9.5 million	[1]	Non-cash	Q3 2009 – Q4 2009

Lease terminations and other contract obligations	1.8 million	[2]	Cash	Q1 2010 – Q3 2010

Employee termination severance payments and other costs	2.2 million		Cash	Q4 2009 – Q3 2010

Total charges	$13.5 million	[3]

[1]

In light of management’s decision in the fourth quarter of 2009 to dispose of the commercial business in multiple asset groups involving several buyers, rather than in a single disposal group as originally was planned, the estimated asset disposal loss of $18.3 million recognized in the third quarter of 2009 (which was based on the information available to management at the time) was reduced by approximately $8.8 million in the fourth quarter of 2009.

[2]	Of this amount, approximately $1.0 million consists of facility lease obligations, under which substantially equal monthly payments are due until 2014.
[3]	Of this amount, approximately $10.1 million was recognized in 2009, consisting of $9.5 million for estimated asset disposal losses and $0.6 million for employee termination severance payments.

The Company expects to complete the divestiture of its commercial business in 2010. The following table shows the portions of the commercial business divestiture for which sales transactions have been completed, and the portions for which sales were not completed, as of March 5, 2010:

	Completed	Not completed
StairMasterTM Commercial Product Lines
Raw materials, work-in-process, finished goods and spare parts inventories	X
Production equipment and other fixed assets	X
Trademark intangible asset	X

SchwinnTM Fitness Commercial Product Lines
Finished goods and spare parts inventories	X
Accounts receivable	X
Production equipment and other fixed assets	X

NautilusTM Commercial Product Lines
Raw materials, work-in-process and U.S. spare parts (except selected product models) inventories	X
Finished goods inventories		X
Manufacturing equipment and related fixed assets	X
Independence, Virginia land and buildings		X
Europe distribution operations, including finished goods and spare parts inventories		X
China finished goods and spare parts inventories		X

This Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K/A, in particular regarding the amounts and timing for anticipated disposal costs described above, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words “estimates,” “expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date made or to reflect the occurrence of unanticipated events, expect as required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

By:	/s/ Kenneth L. Fish
Kenneth L. Fish
Chief Financial Officer

March 8, 2010

(Date)